UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	77-0635673
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, TX 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Cano Petroleum, Inc. (the “Company”) is has entered into a letter of intent to acquire an oil and gas operating company that controls over 10,000 acres of oil fields in central Texas.  With the proposed acquisition, the Company would acquire substantial tangible assets, including a gas processing plant, field office and highly improved infrastructure. The Company’s management believes the proposed acquisition is the next step in continuing its business plan to increase revenues through the acquisition of mature oil and gas field leases with established reserves that have declined to marginal production levels, yet still possess significant remaining upside exploitation potential. Since negotiations for the proposed acquisition are ongoing, there is no assurance that the proposed acquisition will be completed.  The Company plans to finance the proposed acquisition, if consummated, through the issuance of equity, bank loans, and/or cash flow from operations. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms.

Item 9.01       Financial Statements and Exhibits.

 (a) Financial statements of business acquired.

                Not Applicable

 (b) Pro forma financial information.

                Not Applicable

 (c) Exhibits:

                Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 27, 2004

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer